Exhibit 8.1

SUBSIDIARIES OF SEANERGY MARITIME HOLDINGS CORP.

Subsidiary	Jurisdiction of Incorporation
Seanergy Management Corp.
Martinique International Corp.
Harbour Business International Corp.
Pembroke Chartering Services Limited
Sea Glorius Shipping Co.
Sea Genius Shipping Co.
Seanergy Shipmanagement Corp.
Leader Shipping Co.
Premier Marine Co.
Gladiator Shipping Co.
Guardian Shipping Co.
Fellow Shipping Co.
Champion Ocean Navigation Co. Limited
Squire Ocean Navigation Co.
Maritime Capital Shipping Limited
Maritime Capital Shipping (HK) Limited
Maritime Glory Shipping Limited
Maritime Grace Shipping Limited
Atlantic Grace Shipping Limited
Emperor Holding Ltd.
Lord Ocean Navigation Co.
Knight Ocean Navigation Co.
Partner Shipping Co. Limited
Champion Marine Co.
Champion Marine Co.

Marshall Islands
British Virgin Islands
British Virgin Islands
Malta
Marshall Islands
Marshall Islands
Marshall Islands
Marshall Islands
Marshall Islands
Marshall Islands
Marshall Islands
Marshall Islands
Malta
Liberia
Bermuda
Hong Kong
British Virgin Islands
British Virgin Islands
British Virgin Islands
Marshall Islands
Liberia
Liberia
Malta
Liberia
Marshall Islands